SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 19, 2002

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Net Revenues
Expenses
Capital
Dividend
Net Revenues
Consolidated Statements of Earnings
Average Daily VaR
Assets Under Management
SIGNATURE

Item 5. Other Events.

     On December 19, 2002, The Goldman Sachs Group, Inc. reported net earnings of $2.11 billion for the year ended November 29, 2002. Earnings per diluted share were $4.03 compared to $4.26 for the year ended November 30, 2001. Return on average tangible shareholders’ equity(1) was 15.3% and return on average shareholders’ equity was 11.3% for the full year of 2002.

     Fourth quarter net earnings were $505 million. Earnings per diluted share were $0.98 compared to $0.93 for the same 2001 quarter and $1.00 for the third quarter of 2002. Annualized return on average tangible shareholders’ equity(1) was 14.4% and annualized return on average shareholders’ equity was 10.7% for the fourth quarter.

Net Revenues

Investment Banking

     Full Year

     Net revenues in Investment Banking were $2.83 billion for the year compared to $3.84 billion in 2001.

     Net revenues in Financial Advisory decreased 28% from the prior year to $1.50 billion, reflecting a 49% decline in industry-wide completed mergers and acquisitions.(2) Net revenues in the firm’s Underwriting business declined 25% to $1.33 billion, primarily reflecting a 17% decline in industry-wide initial public offerings and a 7% decline in industry-wide total equity underwriting volume,(2) as well as lower net revenues from debt underwriting.

     The reduction in Investment Banking net revenues was primarily due to lower levels of activity across all sectors, particularly communications, media and entertainment, natural resources, high technology and healthcare. The firm’s investment banking backlog increased slightly during the fourth quarter but was significantly lower than at the end of 2001.

(1)	Tangible shareholders’ equity, which excludes goodwill and other intangible assets, represents the equity deployed in the businesses of Goldman Sachs. Annualized return on tangible shareholders’ equity is computed by dividing annualized net earnings by average monthly tangible shareholders’ equity. The following table sets forth the reconciliation of average shareholders’ equity to average tangible shareholders’ equity:

	Fourth Quarter	Fiscal Year
	2002	2002

	(in millions)
Average Shareholders’ Equity	$18,879	$18,659
Less: Average Goodwill and Other Intangible Assets	4,854	4,837

Average Tangible Shareholders’ Equity	$14,025	$13,822

(2)	Thomson Financial Securities Data — December 1, 2001 through November 29, 2002 and November 25, 2000 through November 30, 2001.

     Fourth Quarter

     Net revenues in Investment Banking were $523 million, compared to $797 million for the fourth quarter of 2001 and $652 million for the third quarter of 2002.

     Net revenues in Financial Advisory were $299 million, compared to $381 million for the fourth quarter of 2001, reflecting significantly reduced industry-wide activity in mergers and acquisitions. Net revenues in the firm’s Underwriting business were $224 million compared to $416 million for the same 2001 period, primarily reflecting lower equity issuance activity.

Trading and Principal Investments

     Full Year

     Net revenues in Trading and Principal Investments were $5.25 billion for the year, compared to $6.35 billion in 2001.

     FICC net revenues of $4.47 billion increased 10% compared to 2001, reflecting strong performances in the firm’s currencies, mortgages, fixed income derivatives, and investment-grade credit businesses, partially offset by decreased net revenues in commodities and leveraged finance.

     Net revenues in Equities were $1.01 billion compared to $2.92 billion for 2001, primarily reflecting lower net revenues in the firm’s global shares businesses, which were affected by the continued weakness in the equity markets, the transfer of the Nasdaq fee-based business into Commissions(3) and the negative effect of a single block trade in the first quarter of 2002. In addition, net revenues in equity derivatives and equity arbitrage were lower than the prior year.

     Principal Investments recorded negative net revenues of $229 million primarily due to declines in the value of certain investments in the high technology and telecommunications sectors, partially offset by real estate and energy sector disposition gains.

     As of November 29, 2002, the aggregate carrying value of the firm’s principal investments held directly or through the firm’s merchant banking funds was $1.78 billion, consisting of corporate principal investments of $1.04 billion and real estate principal investments of $744 million.

     Fourth Quarter

     Net revenues in Trading and Principal Investments were $990 million for the fourth quarter, 21% below the fourth quarter of 2001 and 34% below the third quarter of 2002.

(3)	In January 2002, the firm began to implement a new fee-based pricing structure in its Nasdaq trading business. Previously the firm did not charge explicit fees in this business but rather earned market-making revenues based generally on the difference between bid and ask prices. As a result of this change, a substantial portion of the firm’s Nasdaq net revenues is now reported in Commissions.

     FICC net revenues were $793 million compared to $867 million for the fourth quarter of 2001, reflecting lower net revenues in commodities, fixed income derivatives and global money markets, partially offset by strong performances in the firm’s currencies and investment-grade credit businesses.

     Net revenues in Equities were $204 million compared to $435 million for the fourth quarter of 2001, primarily reflecting lower net revenues in the firm’s global shares businesses, in part due to the transfer of the Nasdaq fee-based business into Commissions(3), as well as lower net revenues in equity derivatives, partially offset by higher net revenues in equity arbitrage.

     Principal Investments recorded negative net revenues of $7 million, primarily due to declines in the value of certain private investments, partially offset by real estate disposition gains.

Asset Management and Securities Services

     Full Year

     Net revenues in Asset Management and Securities Services were $5.91 billion for the year, 5% higher than 2001.

     Asset Management net revenues of $1.65 billion increased 12% compared to last year, primarily reflecting an 8% increase in average assets under management and increased incentive income. Assets under management were $348 billion at the end of 2002, essentially flat compared to the end of 2001. Market depreciation of $12 billion, primarily in equity assets, was partially offset by net asset inflows of $9 billion, primarily in fixed income and equity assets.

     Securities Services net revenues were $981 million compared to $1.13 billion for 2001, primarily reflecting lower net revenues in the firm’s margin lending business and fixed income matched book.

     Commissions were $3.27 billion, up 8% compared to 2001, primarily due to increased net revenues in the firm’s shares businesses, in part due to the transfer of the Nasdaq fee-based business into Commissions, partially offset by lower merchant banking overrides (i.e., an increased share of a fund’s income and gains when the return on the fund’s investments exceeds certain threshold returns) and reduced clearing fees.

     Fourth Quarter

     Net revenues in Asset Management and Securities Services were $1.38 billion, essentially unchanged compared to the fourth quarter of 2001 and 9% lower than the third quarter of 2002.

     Asset Management net revenues of $387 million increased 5% compared to last year’s fourth quarter, primarily due to higher management fees and increased incentive income. During the quarter, assets under management increased 4% reflecting $10 billion in net asset inflows, primarily in money market and equity assets, and $2 billion in market appreciation.

     Securities Services net revenues were $246 million compared to $270 million for the fourth quarter of 2001, primarily reflecting lower net revenues in the firm’s fixed income matched book and margin lending business.

     Commissions were $742 million compared to $731 million for the same period last year, reflecting higher equity commissions, in part due to the transfer of the Nasdaq fee-based business into Commissions, partially offset by lower merchant banking overrides.

Expenses

     Operating expenses were $10.73 billion for 2002, 11% below 2001.

     Compensation and benefits of $6.74 billion decreased 12% compared to the prior year, commensurate with lower net revenue levels. The ratio of compensation and benefits to net revenues for fiscal year 2002 was 48% compared to 49% for fiscal 2001. Employment levels decreased 13% from November 2001.

     Non-compensation-related expenses were $3.70 billion for 2002, 6% below 2001. Excluding amortization of goodwill and other intangible assets, these expenses decreased 3% compared to last year reflecting lower market development and communications and technology costs, partially offset by higher occupancy expenses. Amortization of goodwill and other intangible assets was lower than in 2001 reflecting the adoption of the goodwill non-amortization provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

     The effective income tax rate for 2002 was 35.0%, down from 37.5% for 2001. The decline in the effective income tax rate as compared to 2001 was primarily due to a change in the firm’s geographic earnings mix combined with ongoing efforts to convert major operating subsidiaries around the world to corporate form, an increase in tax-exempt income and an increase in domestic tax credits.

Capital

     As of November 29, 2002, total capital was $57.71 billion, consisting of $19.00 billion in shareholders’ equity and $38.71 billion in long-term debt. Book value per share was $38.69, based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 491.2 million at period end.

     On November 20, 2002, the Board of Directors of The Goldman Sachs Group, Inc. (the Board) authorized the repurchase of an additional 15 million shares of common stock pursuant to the firm’s existing share repurchase program. The firm repurchased 19.4 million shares of its common stock during 2002, including 6.4 million shares in the fourth quarter. The remaining share authorization under the repurchase program, including the newly-authorized amount, is 19.3 million shares.

Dividend

     The Board declared a dividend of $0.12 per share to be paid on February 27, 2003 to common shareholders of record on January 28, 2003.

Cautionary Note Regarding Forward-Looking Statements

     Statements in this Current Report on Form 8-K may constitute “forward-looking statements”. These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results, see “Business — Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2001.

     Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that we expect to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Business — Certain Factors That May Affect Our Business” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 30, 2001.

The Goldman Sachs Group, Inc. and Subsidiaries
Net Revenues

(unaudited)
($ in millions)

	Three Months Ended			% Change From

	Nov. 29,	August 30,	Nov. 30,	August 30,	Nov. 30,
	2002	2002	2001	2002	2001

Investment Banking

Financial Advisory	$299	$315	$381	(5)%	(22)%
Underwriting	224	337	416	(34)	(46)

Total Investment Banking	523	652	797	(20)	(34)

Trading and Principal Investments

FICC	793	1,312	867	(40)	(9)
Equities	204	281	435	(27)	(53)
Principal Investments	(7)	(100)	(41)	N.M.	N.M.

Total Trading and Principal Investments	990	1,493	1,261	(34)	(21)

Asset Management and Securities Services

Asset Management	387	400	368	(3)	5
Securities Services	246	266	270	(8)	(9)
Commissions	742	838	731	(11)	2

Total Asset Management and Securities Services	1,375	1,504	1,369	(9)	—

Total net revenues	$2,888	$3,649	$3,427	(21)	(16)

	Year Ended		% Change From

	Nov. 29,	Nov. 30,	Nov. 30,
	2002	2001	2001

Investment Banking

Financial Advisory	$1,499	$2,070	(28)%
Underwriting	1,331	1,766	(25)

Total Investment Banking	2,830	3,836	(26)

Trading and Principal Investments

FICC	4,470	4,047	10
Equities	1,008	2,923	(66)
Principal Investments	(229)	(621)	N.M.

Total Trading and Principal Investments	5,249	6,349	(17)

Asset Management and Securities Services

Asset Management	1,653	1,473	12
Securities Services	981	1,133	(13)
Commissions	3,273	3,020	8

Total Asset Management and Securities Services	5,907	5,626	5

Total net revenues	$13,986	$15,811	(12)

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings

(unaudited)

	Three Months Ended			% Change From

	November 29,	August 30,	November 30,	August 30,	November 30,
	2002	2002	2001	2002	2001

	(in millions, except per share amounts and employees)
Revenues
Investment banking	$449	$593	$682	(24)%	(34)%
Trading and principal investments	679	1,107	1,126	(39)	(40)
Asset management and securities services	1,140	1,253	1,125	(9)	1
Interest income	2,780	2,919	3,185	(5)	(13)

Total revenues	5,048	5,872	6,118	(14)	(17)

Interest expense	2,160	2,223	2,691	(3)	(20)

Revenues, net of interest expense	2,888	3,649	3,427	(21)	(16)

Operating expenses
Compensation and benefits	1,195	1,824	1,632	(34)	(27)
Amortization of employee initial public offering and acquisition awards	28	57	93	(51)	(70)

Brokerage, clearing and exchange fees	199	236	224	(16)	(11)
Market development	75	75	90	—	(17)
Communications and technology	127	125	153	2	(17)
Depreciation and amortization	166	161	174	3	(5)
Amortization of goodwill and other intangible assets	33	31	68	6	(51)
Occupancy	180	172	138	5	30
Professional services and other	166	174	131	(5)	27

Total non-compensation expenses	946	974	978	(3)	(3)

Total operating expenses	2,169	2,855	2,703	(24)	(20)

Pre-tax earnings	719	794	724	(9)	(1)
Provision for taxes	214	272	227	(21)	(6)

Net earnings	$505	$522	$497	(3)	2

Earnings per share
Basic	$1.03	$1.05	$0.99	(2)	4
Diluted	0.98	1.00	0.93	(2)	5

Average common shares outstanding
Basic	490.7	494.9	501.6	(1)	(2)
Diluted	515.1	520.4	533.5	(1)	(3)

Employees at period end(1)	19,739	20,647	22,677	(4)	(13)

Ratio of compensation and benefits to revenues, net of interest expense	41%	50%	48%

(1)	Excludes employees of Goldman Sachs’ property management subsidiaries. Substantially all of the costs of these employees are reimbursed to Goldman Sachs by the real estate investment funds to which these companies provide property management services.

The Goldman Sachs Group, Inc. and Subsidiaries
Consolidated Statements of Earnings
 (unaudited)

	Year Ended		% Change From

	November 29,	November 30,	November 30,
	2002	2001	2001

	(in millions, except per share amounts)
Revenues
Investment banking	$2,572	$3,677	(30)%
Trading and principal investments	4,063	6,254	(35)
Asset management and securities services	4,950	4,587	8
Interest income	11,269	16,620	(32)

Total revenues	22,854	31,138	(27)

Interest expense	8,868	15,327	(42)

Revenues, net of interest expense	13,986	15,811	(12)

Operating expenses
Compensation and benefits	6,744	7,700	(12)
Amortization of employee initial public offering and acquisition awards	293	464	(37)

Brokerage, clearing and exchange fees	852	843	1
Market development	306	406	(25)
Communications and technology	528	604	(13)
Depreciation and amortization	617	613	1
Amortization of goodwill and other intangible assets	127	260	(51)
Occupancy	637	591	8
Professional services and other	629	634	(1)

Total non-compensation expenses	3,696	3,951	(6)

Total operating expenses	10,733	12,115	(11)

Pre-tax earnings	3,253	3,696	(12)
Provision for taxes	1,139	1,386	(18)

Net earnings	$2,114	$2,310	(8)

Earnings per share
Basic	$4.27	$4.53	(6)
Diluted	4.03	4.26	(5)

Average common shares outstanding
Basic	495.6	509.7	(3)
Diluted	525.1	541.8	(3)

Ratio of compensation and benefits to revenues, net of interest expense	48%	49%

The Goldman Sachs Group, Inc. and Subsidiaries
Average Daily VaR (1)
(unaudited)
($ in millions)

	Three Months Ended			Twelve Months Ended

	Nov. 29,	August 30,	Nov. 30,	Nov. 29,	Nov. 30,
Risk Categories	2002	2002	2001	2002	2001

Interest rates	$39	$35	$31	$34	$20
Equity prices	25	21	20	22	20
Currency rates	13	19	14	16	15
Commodity prices	13	11	9	12	9
Diversification effect(2)	(44)	(39)	(27)	(38)	(25)

Firmwide	$46	$47	$47	$46	$39

(1)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm's trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no uniform industry methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Item 3 "Quantitative and Qualitative Disclosures About Market Risk" in the Firm's Quarterly Report on Form 10-Q for the fiscal quarter ended August 30, 2002.

(2)	Equals the difference between firmwide daily VaR and the sum of the daily VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

* * *

Assets Under Management (1)
(unaudited)
($ in billions)

	As of			% Change From

	Nov. 30,	August 31,	Nov. 30,	August 31,	Nov. 30,
	2002	2002	2001	2002	2001

Equity	$86	$81	$96	6%	(10)%
Fixed income and currency	96	94	71	2	35
Money markets	108	100	122	8	(11)
Alternative investments	58	61	62	(5)	(6)

Assets under management	$348	$336	$351	4	(1)

	Three Months Ended			Year Ended

	Nov. 30,	August 31,	Nov. 30,	Nov. 30,	Nov. 30,
Assets Under Management	2002	2002	2001	2002	2001

Balance, beginning of period	$336	$350	$325	$351	$294
Net asset inflows/(outflows)	10	(2)	27	9	67
Appreciation/(depreciation)	2	(12)	(1)	(12)	(10)

Balance, end of period	$348	$336	$351	$348	$351

(1)	Substantially all assets under management are valued as of calendar month end.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: December 19, 2002	By:	/s/ Dan H. Jester

Name: Dan H. Jester
Title: Vice President and Deputy Chief Financial Officer